Exhibit 19.2.2

ANGLOGOLD ASHANTI HOLDINGS PLC
as Issuer
ANGLOGOLD ASHANTI LIMITED
as Guarantor
ANGLOGOLD ASHANTI PLC
as Successor Guarantor
THE BANK OF NEW YORK MELLON
as Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of September 23, 2023
to
INDENTURE
Dated as of April 28, 2010
___________________

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FIRST SUPPLEMENTAL INDENTURE, dated as of September 23, 2023 (this “First Supplemental Indenture”), among AngloGold Ashanti Holdings plc, a corporation duly organized and existing under the laws of the Isle of Man, as issuer (the “Company”), AngloGold Ashanti Limited, a corporation duly organized and existing under the laws of South Africa, as guarantor (the “Guarantor”), AngloGold Ashanti plc, a public limited company duly organized and existing under the laws of England and Wales, as successor guarantor (the “Successor Guarantor”) and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantor, and the Trustee entered into an indenture, dated as of April 28, 2010, providing for the issuance from time to time of the Company’s Securities, to be issued in one or more series as provided in the Indenture, and governing (i) $750,000,000 aggregate principal amount of the Company’s 3.375% Notes due 2028 issued pursuant to an Officers’ Certificate dated as of October 22, 2021, (ii) $700,000,000 aggregate principal amount of the Company’s 3.750% Notes due 2030 issued pursuant to an Officers’ Certificate dated as of October 1, 2020 and (iii) $300,000,000 aggregate principal amount of the Company’s 6.500% Notes due 2040 issued pursuant to an Officers’ Certificate dated as of April 28, 2010 (collectively, the “Existing Notes”), in each case, unconditionally guaranteed by the Guarantor (with respect to each applicable series of Existing Notes, the “Indenture”);
WHEREAS, on the date hereof, the Guarantor accepted the Successor Guarantor’s irrevocable offer to purchase, dated as of May 12, 2023 (the “Offer”), providing that the Guarantor will transfer, pursuant to the terms and subject to the conditions stated in such Offer, all of its shares in the Company, constituting its properties and assets substantially as an entirety, to the Successor Guarantor (the “Transfer”), which Transfer has become effective as of the date hereof;
WHEREAS, Section 801(1) of the Indenture provides that the Guarantor shall not transfer its properties and assets substantially as an entirety to any Person unless such Person shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee acting reasonably, the due and punctual performance of the Guarantees and the performance or observance of every covenant of the Indenture on the part of the Guarantor to be performed or observed;
WHEREAS, Section 802 of the Indenture provides that upon a transfer by the Guarantor of its properties and assets substantially as an entirety to any Person in accordance with Section 801 of the Indenture, the successor Person to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Guarantor under the Indenture with the same effect as if such Person had been named as the Guarantor in the Indendure, and in the event of such transfer, the Guarantor shall be discharged from all obligations and covenants under the Indenture and the Securities and the Guarantees and may be dissolved and liquidated;
WHEREAS, Section 901(1) of the Indenture provides that, without the consent of any Holders, the Company and the Guarantor, when authorized by or pursuant to a Board Resolution of the Company and the Guarantor, as applicable, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture in form satisfactory to the Trustee acting reasonably to evidence the succession of another Person to the Guarantor, and the assumption by such successor of the covenants of the Guarantor contained in the Indenture and in the Securities;
WHEREAS, the Company, the Guarantor and the Successor Guarantor have each been authorized by a duly adopted Board Resolution to enter into this First Supplemental Indenture;
WHEREAS, the Successor Guarantor desires by execution of this First Supplemental Indenture to assume the due and punctual performance of the Guarantees and the performance or observance of every covenant of the Indenture on the part of the Guarantor to be performed, and to

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succeed to, and be substituted for, and to exercise every right and power of the Guarantor under the Indenture with the same effect as if the Successor Guarantor had been named as the Guarantor in the Indenture;
WHEREAS, the Guarantor desires by execution of this First Supplemental Indenture to be discharged from all obligations and covenants under the Indenture and the Securities and the Guarantees;
WHEREAS, the changes set forth in this First Supplemental Indenture shall apply to each outstanding series of Existing Notes and each series of Securities issued on or after the date hereof;
WHEREAS, the Company, the Guarantor and the Successor Guarantor have delivered to the Trustee such certificates or opinions as may be required and requested pursuant to the Indenture; and
WHEREAS, all things necessary to make this First Supplemental Indenture a valid agreement of the Company, the Guarantor and the Successor Guarantor in accordance with its terms have been done and performed.
NOW THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Guarantor, the Successor Guarantor and the Trustee hereby mutually covenant and agree as follows:
1.Assumption of Obligations. The Successor Guarantor expressly assumes the due and punctual performance of the Guarantees and the performance or observance of every covenant of the Indenture on the part of the Guarantor to be performed or observed (including, without limitation, Article Sixteen), as contemplated by Sections 801 and 901(1) of the Indenture.
2.Successor Guarantor Substituted. The Successsor Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, the Guarantor under the Indenture with the same effect as if the Successor Guarantor had been named as the Guarantor in the Indenture and the Guarantor shall be discharged from all obligations and covenants under the Indenture and the Securities and the Guarantees.
3.Amendments to the Indenture. All references to the Guarantor in the Indenture (but, for the avoidance of doubt, not including this First Supplemental Indenture), the Existing Notes and the Guarantees shall be deemed to refer to the Successor Guarantor.
4.No Event of Default. The Company, the Guarantor and the Successor Guarantor represent and warrant that immediately after giving effect to the Transfer, no Default or Event of Default shall have occurred or be continuing.
5.Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York.
6.Trust Indenture Act. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this First Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.
7.Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture.
8.Effect of First Supplemental Indenture. Upon the execution of this First Supplemental Indenture, the Indenture, the Existing Notes and the Guarantees shall be modified in accordance herewith and this First Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder

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of Securities heretofore and hereafter authenticated and delivered thereunder shall be bound hereby and except as herein modified, all the provisions, terms and conditions of the Indenture, the Existing Notes and the Guarantees are in all respects ratified and confirmed and shall remain in full force and effect.
9.Trustee Not Responsible. The recitals contained herein shall be taken as the statements of the Company, the Guarantor or the Successor Guarantor, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture and perform its obligations hereunder.
11.    Defined Terms. Capitalized terms used but not otherwise defined in this First Supplemental Indenture shall have the meanings set forth in the Indenture.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, as of the date first referenced above.

    ANGLOGOLD ASHANTI HOLDINGS PLC

    By:     /s/ Robert Hayes
        Name: Robert Hayes
        Title: Director

    ANGLOGOLD ASHANTI LIMITED

    By:     /s/ Ian Kramer
        Name: Ian Kramer
        Title: Authorized Signatory

    ANGLOGOLD ASHANTI PLC

    By:     /s/ Robert Hayes
        Name: Robert Hayes
        Title: Director

[Signature Page to First Supplemental Indenture]
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THE BANK OF NEW YORK MELLON

    By:     /s/ Francine Kincaid
        Name: Francine Kincaid
        Title: Vice President
[Signature Page to First Supplemental Indenture]
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